Exhibit 99.1

NEWS RELEASE

CONTACT: William T. Camp Executive Vice President and	6110 Executive Blvd., Suite 800 Rockville, Maryland 20852 Tel 301-984-9400
Chief Financial Officer	Fax 301-984-9610
E-Mail: bcamp@writ.com	www.writ.com

July 28, 2011

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES

SECOND QUARTER FINANCIAL AND OPERATING RESULTS

Washington Real Estate Investment Trust (“WRIT” or the “Company”) (NYSE: WRE), a leading owner and operator of diversified properties in the Washington, DC region, reported financial and operating results today for the quarter ended June 30, 2011:

•

Core Funds from Operations(1), defined as Funds from Operations(1) (“FFO”) excluding acquisition expense, gains or losses on extinguishment of debt and impairment, was $33.5 million, or $0.51 per diluted share for the quarter ended June 30, 2011, compared to $31.1 million, or $0.51 per diluted share for the prior year period. FFO for the quarter ended June 30, 2011 was $33.2 million, or $0.50 per share, compared to $30.7 million, or $0.50 per share, in the same period one year ago. Included in second quarter 2011 FFO and Core FFO is a $0.7 million, or $0.01 per share, write-off related to the probable liquidation of Borders at Centre at Hagerstown.

•

Net income attributable to the controlling interests for the quarter ended June 30, 2011 was $6.5 million, or $0.10 per diluted share, compared to $15.0 million, or $0.24 per diluted share, in the same period one year ago. Included in second quarter 2011 net income is income tax expense of $1.2 million, or $0.02 per share. Included in second quarter 2010 net income are gains on sale of real estate totaling $7.9 million, or $0.13 per share.

“Year to date, we have progressed with our strategy of repositioning our holdings toward properties inside the Beltway, near major transportation nodes and in areas with strong employment drivers and superior growth demographics. We have acquired $127 million of downtown Washington, DC office assets, we are under contract to purchase an office building at a future Tysons Corner metro station for $73.5 million, and we disposed of a suburban office building for $59 million. We announced a joint venture to develop a 150 unit apartment community in the heart of Arlington, Virginia. We continue to make good progress on the intended sale of our industrial portfolio. Finally, we executed a new 3-year $400 million credit facility, with the option of upsizing to $600 million in the future. Our balance sheet is well positioned to fund the various acquisition opportunities that we are pursuing,” said George “Skip” McKenzie, President and Chief Executive Officer of WRIT.

Acquisitions and Dispositions

In the second quarter of 2011, WRIT entered into a joint venture with Crimson Partners to develop a six-story, 150 unit mid-rise apartment community in Arlington, Virginia. The joint venture purchased the proposed development site, which is approximately 37,000 square feet and located at the corner of North Glebe Road and North Carlin Springs Road, across the street from Ballston Common Mall and within walking distance of the Ballston Metro Station and one of the busiest Harris Teeter grocery stores in the metro region. The total cost of the project is estimated to be $43.5 million, with a projected stabilized return on cost between 7.0-8.0%. WRIT will be a 90% owner of the joint venture. Crimson Partners will be a 10% owner and responsible for the development, construction and lease-up of the property, with WRIT having management and leasing responsibilities. Construction is projected to commence in second quarter 2012 and will last approximately 15-18 months.

As previously announced, WRIT is under contract to purchase John Marshall II, a 223,000 square foot office building located at 8283 Greensboro Drive in Tysons Corner, Virginia, for $73.5 million. The purchase is subject to the assumption of a $54.3 million 5.79% loan. WRIT anticipates closing on this acquisition in the third quarter of 2011.

WRIT also completed the sale of Dulles Station West Phase I, a 180,000 square foot office building in Herndon, Virginia, for $58.8 million. WRIT acquired the land for Dulles Station West Phases I and II in 2005 and completed construction on Phase I in 2007. It is 100% leased to tenants including IBM and National Student Clearinghouse. Phase II, which was not included in the transaction, is zoned for future development of a 340,000 square foot office building.

Washington Real Estate Investment Trust

Operating Results

The Company’s overall portfolio Net Operating Income (“NOI”)(2) was $54.4 million compared to $49.2 million in the same period one year ago and $52.1 million in the first quarter of 2011. Overall portfolio physical occupancy for the second quarter was 87.9%, compared to 88.9% in the same period one year ago and 88.5% in the first quarter of 2011.

Same-store(3) portfolio physical occupancy for the second quarter was 88.1%, compared to 89.4% in the same period one year ago. Sequentially, same-store physical occupancy decreased 60 basis points (bps) compared to the first quarter of 2011. Same-store portfolio NOI for the second quarter increased 0.9% and rental rate growth was 1.9% compared to the same period one year ago.

•

Multifamily: 14.4% of Total NOI – Multifamily properties’ same-store NOI for the second quarter increased 6.2% compared to the same period one year ago. Rental rate growth was 3.8% while same-store physical occupancy for the second quarter of 2011 compared to 2010 increased 60 bps to 95.6%. Sequentially, same-store physical occupancy increased 30 bps compared to the first quarter of 2011.

•

Office: 43.8% of Total NOI – Office properties’ same-store NOI for the second quarter decreased 1.2% compared to the same period one year ago. Rental rate growth was 0.6% while same-store physical occupancy decreased 180 bps to 88.1%. Sequentially, same-store physical occupancy decreased by 20 bps compared to the first quarter of 2011.

•

Medical: 14.9% of Total NOI – Medical office properties’ same-store NOI for the second quarter increased 4.2% compared to the same period one year ago. Rental rate growth was 4.0% while same-store physical occupancy decreased 240 bps to 91.7%. Sequentially, same-store physical occupancy decreased 180 bps compared to the first quarter of 2011 primarily due to move-outs totaling approximately 41,000 square feet at Prosperity Medical Center, 8301 Arlington Boulevard and Woodholme Medical Office.

•

Retail: 15.9% of Total NOI – Retail properties’ same-store NOI for the second quarter decreased 7.4% compared to the same period one year ago, primarily due to write-offs taken in the second quarter of 2011 associated with the bankruptcy of Borders Books at Centre at Hagerstown. Rental rate growth was 1.9% while same-store physical occupancy decreased 210 bps to 92.3%. Sequentially, same-store physical occupancy was unchanged compared to the first quarter of 2011.

•

Industrial: 11.0% of Total NOI – Industrial properties’ same-store NOI for the second quarter increased 8.2% compared to the same period one year ago. Rental rate growth was 1.2% while same-store physical occupancy decreased 90 bps to 78.4%. Sequentially, same-store physical occupancy decreased 180 bps compared to the first quarter of 2011.

Leasing Activity

During the second quarter, WRIT signed commercial leases for 414,313 square feet with an average rental rate increase of 11.0% over expiring lease rates on a GAAP basis, an average lease term of 6.1 years, tenant improvement costs of $12.99 per square foot and leasing costs of $8.92 per square foot.

•	Rental rates for new and renewed office leases increased 12.1% to $26.87 per square foot, with $18.23 per square foot in tenant improvement costs and $10.91 per square foot in leasing costs.

•	Rental rates for new and renewed medical office leases increased 17.5% to $36.13 per square foot, with $14.56 per square foot in tenant improvement costs and $11.68 per square foot in leasing costs.

•	Rental rates for new and renewed retail leases increased 9.3% to $25.88 per square foot, with $6.89 per square foot in tenant improvement costs and $7.00 per square foot in leasing costs.

•	Rental rates for new and renewed industrial/flex leases decreased 3.8% to $10.96 per square foot, with $2.65 per square foot in tenant improvement costs and $3.45 per square foot in leasing costs.

Washington Real Estate Investment Trust

Financing Activity

Subsequent to quarter end, WRIT replaced and expanded one of its two unsecured credit facilities, increasing its size from $262 million to $400 million. An accordion feature allows WRIT to increase the facility to $600 million, subject to additional lender commitments. The new facility matures July 1, 2014 with a one-year extension option and bears interest at a rate of LIBOR plus a margin of 122.5 basis points based on WRIT’s current credit rating. The lead arranger and bookrunner for the facility is Wells Fargo Securities, LLC. Wells Fargo Bank, National Association, is administrative agent and issuing bank.

Dividends

On June 30, 2011, WRIT paid a quarterly dividend of $0.43375 per share for its 198th consecutive quarterly dividend at equal or increasing rates.

Conference Call Information

The Conference Call for 2nd Quarter Earnings is scheduled for Friday, July 29, 2011 at 11:00 A.M. Eastern time. Conference Call access information is as follows:

USA Toll Free Number:	1-877-407-9205
International Toll Number:	1-201-689-8054

The instant replay of the Conference Call will be available until August 12, 2011 at 11:59 P.M. Eastern time. Instant replay access information is as follows:

USA Toll Free Number:	1-877-660-6853
International Toll Number:	1-201-612-7415
Account:	286
Conference ID:	374221

The live on-demand webcast of the Conference Call will be available on the Investor section of WRIT’s website at www.writ.com. On-line playback of the webcast will be available for two weeks following the Conference Call.

About WRIT

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington metro region. WRIT owns a diversified portfolio of 86 properties totaling approximately 11 million square feet of commercial space and 2,540 residential units, and land held for development. These 86 properties consist of 26 office properties, 16 industrial/flex properties, 18 medical office properties, 15 retail centers and 11 multi-family properties. WRIT shares are publicly traded on the New York Stock Exchange (NYSE:WRE).

Note: WRIT’s press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at (301) 984-9400.

Certain statements in our earnings release and on our conference call are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, the potential for federal government budget reductions, changes in general and local economic and real estate market conditions, the timing and pricing of lease transactions, the effect of the current credit and financial market conditions, the availability and cost of capital, fluctuations in interest rates, tenants’ financial conditions, levels of competition, the effect of government regulation, the impact of newly adopted accounting principles, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2010 Form 10-K and first quarter 2011 Form 10-Q. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

(1)

Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with sales of property plus real estate depreciation and amortization. FFO is a non-GAAP measure and does not replace net income as a

Washington Real Estate Investment Trust

measure of performance or net cash provided by operating activities as a measure of liquidity. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

Core Funds From Operations (“Core FFO”) is calculated by adjusting FFO for the following items (which we believe are not indicative of the performance of WRIT’s operating portfolio and affect the comparative measurement of WRIT’s operating performance over time): (1) gains or losses on extinguishment of debt, (2) costs related to the acquisition of properties and (3) real estate impairments, as appropriate. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of WRIT’s ability to incur and service debt, and distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

(2)

Net Operating Income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization and general and administrative expenses. We provide NOI as a supplement to net income calculated in accordance with GAAP. As such, it should not be considered an alternative to net income as an indication of our operating performance. It is the primary performance measure we use to assess the results of our operations at the property level.

(3)

For purposes of evaluating comparative operating performance, we categorize our properties as “same-store” or “non-same-store”. A same-store property is one that was owned for the entirety of the periods being evaluated. A non-same-store property is one that was acquired or placed into service during either of the periods being evaluated.

(4)

Funds Available for Distribution (“FAD”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight-line rents, then adding (3) non-real estate depreciation and amortization, (4) real estate impairments, (5) amortization of restricted share and unit compensation, and adding or subtracting amortization of lease intangibles, as appropriate. We consider FAD to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-standardized measure and may be calculated differently by other REITs.

Physical Occupancy Levels by Same-Store Properties (i) and All Properties

	Physical Occupancy
	Same-Store Properties		All Properties
	2nd QTR 2011	2nd QTR 2010	2nd QTR 2011	2nd QTR 2010
Segment
Multifamily	95.6%	95.0%	95.6%	95.0%
Office	88.1%	89.9%	88.7%	90.8%
Medical Office	91.7%	94.1%	87.3%	88.0%
Retail	92.3%	94.4%	92.0%	94.4%
Industrial	78.4%	79.3%	78.4%	79.2%

Overall Portfolio	88.1%	89.4%	87.9%	88.9%

(i)	Same-Store properties include all properties that were owned for the entirety of the current and prior year reporting periods. For Q2 2011 and Q2 2010, same-store properties exclude:

Residential Acquisitions: none;

Office Acquisitions: Quantico Corporate Center, 1140 Connecticut Ave and 1227 25th Street;

Medical Office Acquisition: Lansdowne Medical Office Building;

Retail Acquisition: Gateway Overlook Shopping Center;

Industrial Acquisitions: none.

Also excluded from Same-Store Properties in Q2 2011 and Q2 2010 are:

Sold Properties: Charleston Business Center, Parklawn Plaza, Lexington, Saratoga, The Ridges, Ammendale I & II , Amvax and Dulles Station, Phase I;

Held for Sale Properties: none.

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
OPERATING RESULTS	2011	2010	2011	2010
Revenue
Real estate rental revenue	$80,570	$72,402	$158,725	$145,953

Expenses
Real estate expenses	26,214	23,172	52,302	49,341
Depreciation and amortization	25,459	22,720	50,209	45,307
General and administrative	4,049	3,519	7,751	7,302

	55,722	49,411	110,262	101,950

Real estate operating income	24,848	22,991	48,463	44,003
Other income (expense):
Interest expense	(17,097)	(16,785)	(34,223)	(33,623)
Gain (loss) on extinguishment of debt	—	—	—	(42)
Acquisition costs	(322)	(409)	(1,971)	(464)
Other income	310	297	616	586

	(17,109)	(16,897)	(35,578)	(33,543)

Income from continuing operations	7,739	6,094	12,885	10,460

Discontinued operations:
Income (loss) from operations of properties sold or held for sale	(10)	985	(468)	1,884
Income tax expense	(1,173)	—	(1,173)	—
Gain on sale of real estate	—	7,942	—	7,942

Net income	6,556	15,021	11,244	20,286
Less: Net income attributable to noncontrolling interests in subsidiaries	(34)	(27)	(57)	(76)

Net income attributable to the controlling interests	$6,522	$14,994	$11,187	$20,210

Income from continuing operations attributable to the controlling interests	7,705	6,067	12,828	10,384
Continuing operations real estate depreciation and amortization	25,459	22,720	50,209	45,307

Funds from continuing operations(1)	$33,164	$28,787	$63,037	$55,691

Income (loss) from operations of properties sold or held for sale	(10)	985	(468)	1,884
Discontinued operations real estate depreciation and amortization	—	949	499	1,970

Funds from discontinued operations	(10)	1,934	31	3,854

Funds from operations(1)	$33,154	$30,721	$63,068	$59,545

Non-cash (gain) loss on extinguishment of debt	—	—	—	42
Tenant improvements	(1,950)	(2,331)	(4,320)	(4,343)
External and internal leasing commissions capitalized	(1,116)	(1,767)	(3,348)	(4,035)
Recurring capital improvements	(3,072)	(1,999)	(3,763)	(2,863)
Straight-line rents, net	(586)	(812)	(1,243)	(1,420)
Non-cash fair value interest expense	191	783	370	1,559
Non real estate depreciation & amortization of debt costs	888	993	1,762	1,986
Amortization of lease intangibles, net	(413)	(405)	(691)	(967)
Amortization and expensing of restricted share and unit compensation	1,488	1,355	2,745	2,988
Real estate impairment	—	—	599	—

Funds available for distribution(4)	$28,584	$26,538	$55,179	$52,492

Note: Certain prior period amounts have been reclassified to conform to the current presentation.

Washington Real Estate Investment Trust

		Three Months Ended June 30,		Six Months Ended June 30,
Per share data attributable to the controlling interests:		2011	2010	2011	2010
Income from continuing operations	(Basic)	$0.12	$0.10	$0.19	$0.17
	(Diluted)	$0.12	$0.10	$0.19	$0.17
Net income	(Basic)	$0.10	$0.24	$0.17	$0.33
	(Diluted)	$0.10	$0.24	$0.17	$0.33
Funds from continuing operations	(Basic)	$0.50	$0.47	$0.96	$0.92
	(Diluted)	$0.50	$0.47	$0.95	$0.92
Funds from operations	(Basic)	$0.50	$0.50	$0.96	$0.98
	(Diluted)	$0.50	$0.50	$0.96	$0.98

Dividends paid		$0.4338	$0.4325	$0.8675	$0.8650

Weighted average shares outstanding		65,954	61,171	65,920	60,538
Fully diluted weighted average shares outstanding		65,989	61,287	65,948	60,649

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	June 30,	December 31,
	2011	2010
Assets
Land	$475,458	$432,149
Income producing property	2,022,986	1,938,629

	2,498,444	2,370,778
Accumulated depreciation and amortization	(576,605)	(534,570)

Net income producing property	1,921,839	1,836,208
Development in progress	39,413	26,240

Total real estate held for investment, net	1,961,252	1,862,448
Investment in real estate sold or held for sale	—	41,892
Cash and cash equivalents	42,886	78,767
Restricted cash	23,550	21,552
Rents and other receivables, net of allowance for doubtful accounts of $8,633 and $8,394 respectively	56,461	49,227
Prepaid expenses and other assets	103,027	96,466
Other assets related to property sold or held for sale	—	17,529

Total assets	$2,187,176	$2,167,881

Liabilities
Notes payable	$659,934	$753,587
Mortgage notes payable	378,469	380,171
Lines of credit	245,000	100,000
Accounts payable and other liabilities	57,445	51,036
Advance rents	13,619	12,589
Tenant security deposits	9,988	9,418
Other liabilities related to property sold or held for sale	—	222

Total liabilities	$1,364,455	$1,307,023

Shareholders’ equity
Shares of beneficial interest, $0.01 par value; 100,000
Shares authorized; 66,017 and 65,870 shares issued and outstanding, respectively	661	659
Additional paid-in capital	1,133,823	1,127,825
Distributions in excess of net income	(316,134)	(269,935)
Accumulated other comprehensive income	(636)	(1,469)

Total shareholders’ equity	817,714	857,080

Noncontrolling interests in subsidiaries	5,007	3,778

Total equity	822,721	860,858

Total liabilities and equity	$2,187,176	$2,167,881

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented:

Three months ended June 30, 2011	Multifamily	Office	Medical Office	Retail	Industrial	Total
Same-store net operating income(3)	$7,850	$20,236	$8,113	$7,071	$5,978	$49,248

Add: Net operating income from non-same-store properties(3)	—	3,576	(15)	1,547	—	5,108

Total net operating income(2)	$7,850	$23,812	$8,098	$8,618	$5,978	$54,356
Add/(deduct):
Other income						310
Acquisition costs						(322)
Interest expense						(17,097)
Depreciation and amortization						(25,459)
General and administrative expenses						(4,049)
Income (loss) from operations of properties sold or held for sale						(10)
Income tax expense						(1,173)

Net income						6,556
Less: Net income attributable to noncontrolling interests in subsidiaries						(34)

Net income attributable to the controlling interests						$6,522

Three months ended June 30, 2010	Multifamily	Office	Medical Office	Retail	Industrial	Total
Same-store net operating income(3)	$7,391	$20,472	$7,785	$7,634	$5,525	$48,807

Add: Net operating income from non-same-store properties(3)	—	523	(100)	—	—	423

Total net operating income(2)	$7,391	$20,995	$7,685	$7,634	$5,525	$49,230
Add/(deduct):
Other income						297
Acquisition costs						(409)
Interest expense						(16,785)
Depreciation and amortization						(22,720)
General and administrative expenses						(3,519)
Income (loss) from operations of properties sold or held for sale						985
Gain on sale of real estate						7,942

Net income						15,021
Less: Net income attributable to noncontrolling interests in subsidiaries						(27)

Net income attributable to the controlling interests						$14,994

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented:

Six months ended June 30, 2011	Multifamily	Office	Medical Office	Retail	Industrial	Total
Same-store net operating income(3)	$15,515	$40,141	$15,618	$14,326	$11,698	$97,298

Add: Net operating income from non-same-store properties(3)	—	6,286	(58)	2,897	—	9,125

Total net operating income(2)	$15,515	$46,427	$15,560	$17,223	$11,698	$106,423
Add/(deduct):
Other income (expense)						616
Acquisition costs						(1,971)
Interest expense						(34,223)
Depreciation and amortization						(50,209)
General and administrative expenses						(7,751)
Income (loss) from operations of properties sold or held for sale						(468)
Income tax expense						(1,173)

Net income						11,244
Less: Net income attributable to noncontrolling interests in subsidiaries						(57)

Net income attributable to the controlling interests						$11,187

Six months ended June 30, 2010	Multifamily	Office	Medical Office	Retail	Industrial	Total
Same-store net operating income(3)	$14,130	$40,670	$15,388	$14,851	$11,289	$96,328

Add: Net operating income from non-same-store properties(3)	—	523	(239)	—	—	284

Total net operating income(2)	$14,130	$41,193	$15,149	$14,851	$11,289	$96,612
Add/(deduct):
Other income (expense)						586
Acquisition costs						(464)
Interest expense						(33,623)
Gain (loss) on extinguishment of debt						(42)
Depreciation and amortization						(45,307)
General and administrative expenses						(7,302)
Income (loss) from operations of properties sold or held for sale						1,884
Gain on sale of real estate						7,942

Net income						20,286
Less: Net income attributable to noncontrolling interests in subsidiaries						(76)

Net income attributable to the controlling interests						$20,210

Washington Real Estate Investment Trust

The following table contains a reconciliation of net income attributable to the controlling interests to core funds from operations for the periods presented:

		Three Months Ended June 30,		Six Months Ended June 30,
		2011	2010	2011	2010
Net income attributable to the controlling interests		$6,522	$14,994	$11,187	$20,210
Add/(deduct):
Real estate depreciation and amortization		25,459	22,720	50,209	45,307
Discontinued operations:
Gain on sale of real estate		—	(7,942)	—	(7,942)
Income tax on gain on sale of real estate		1,173	—	1,173	—
Real estate depreciation and amortization		—	949	499	1,970

Funds from Operations(1)		33,154	30,721	63,068	59,545
Add/(deduct):
Real estate impairment		—	—	599	—
Loss (gain) on extinguishment of debt		—	—	—	42
Acquisition costs		322	409	1,971	464

Core funds from operations(1)		$33,476	$31,130	$65,638	$60,051

		Three Months Ended June 30,		Six Months Ended June 30,
		2011	2010	2011	2010
Per share data attributable to the controlling interests:
Funds from operations	(Basic)	$0.50	$0.50	$0.96	$0.98
	(Diluted)	$0.50	$0.50	$0.96	$0.98
Core FFO	(Basic)	$0.51	$0.51	$0.99	$0.99
	(Diluted)	$0.51	$0.51	$0.99	$0.99

Weighted average shares outstanding		65,954	61,171	65,920	60,538
Fully diluted weighted average shares outstanding		65,989	61,287	65,948	60,649